EXHIBIT 10.36

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AGREEMENT is made the 7th day of December, 2023.

BETWEEN:

EDESA BIOTECH INC., a company incorporated pursuant to the laws of the Province of British Columbia (the “Employer”)

OF THE FIRST PART

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PARDEEP NIJHAWAN, of the City of Markham, in the Province of Ontario (the “Employee”)

OF THE SECOND PART

WHEREAS:

A.	The parties hereto have entered into an Amended and Restated Employment Agreement dated August 4, 2023 (the “Employment Agreement”); and

B.

The parties hereto wish to amend the Employment Agreement such that the Company may satisfy a portion of the Employee’s compensation otherwise payable in cash through the issuance of awards under the Company’s Equity Incentive Compensation Plan;

NOW THEREFORE in consideration of the covenants and agreements herein, and for other good and valuable consideration given by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereby agree to amend the Employment Agreement as follows:

1.	The first paragraph of Section 3 entitled “Compensation and Benefits” is deleted in its entirety and replaced with the following in its place and stead:

“In consideration of the services to be provided hereunder, the Employee, effective May 13, 2023 and during the term of his employment, shall be paid a gross annual base salary of $357,700 USD (“Base Salary”) payable in equal bi-weekly installments, in arrears, less applicable statutory deductions and withholdings. Salaries are reviewed annually in March on the basis of such factors as, but not limited to, merit, market performance, job grade and potential. However, any increase to the Employee's Base Salary is in the sole discretion of the Employer, as determined by the board of directors of the Company (“Board of Directors”). The Employee and the Company may agree that the Employee shall receive a portion of their Base Salary otherwise payable in cash in equity-based awards under the Company’s Equity Incentive Compensation Plan, in amounts and on terms determined by the Board of Directors.”

2.	This agreement may be signed and delivered electronically or by facsimile in one or more counterparts, each of which, when taken together, shall be deemed to be one and the same agreement.

3.	In all other respects, the Employment Agreement remains in full force and effect unamended.

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed effective the date first noted above.

/s/ Pardeep Nijhawan
PARDEEP NIJHAWAN

EDESA BIOTECH INC.
By:	/s/ Michael Brooks
Name: Michael Brooks
Title: President

Par Nijhawan – Amendment to the Amended and Restated Employment Agreement

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